Registration No. 333-


                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                        TIME WARNER INC.
                     (FORMERLY NAMED TW INC.)
       (Exact name of registrant as specified in its charter)

       DELAWARE                               13-3527249
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification Number)

                        75 Rockefeller Plaza
                     New York, New York 10019
                         (212) 484-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Peter R. Haje, Esq.
           Executive Vice President and General Counsel
                         Time Warner Inc.
                       75 Rockefeller Plaza
                     New York, New York 10019
                          (212) 484-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box /x/.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box / /.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

__________________________________________________________________________
                    CALCULATION OF REGISTRATION FEE
__________________________________________________________________________


Title of       Amount to be    Proposed        Proposed     Amount of
Securities     Registered      Maximum         Maximum      Registration
to be                          Price           Aggregate    Fee
Registered                     Per Share(2)    Offering
                                               Price (2)

Common         1,300,766       $40.00          $52,030,640  $15,767
Stock,
$.01
Par
value


(1) This Registration Statement also pertains to (a) an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the Time Warner Dividend Reinvestment and Stock Purchase Plan and (b) Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.


(2) Calculated pursuant to 457(c), based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for October 21, 1996, on which day such average was $40.00.

                     INTRODUCTORY STATEMENT


          Time Warner Inc. (formerly named TW Inc.) (the "Registrant") is filing this Statement on Form S-3 relating to its Common Stock, par value $.01 per share, and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share (collectively, the "Common Stock"), issuable pursuant to the terms of the Time Warner Dividend Reinvestment and Stock Purchase Plan (the "Plan").

          On October 10, 1996, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of September 22, 1995, as amended, between Time Warner Companies, Inc. (formerly named Time Warner Inc.) ("Old Time Warner"), the Registrant (formerly a wholly owned subsidiary of Old Time Warner), Time Warner Acquisition Corp., formerly a Delaware corporation and a wholly owned subsidiary of the Registrant ("Delaware Sub"), TW Acquisition Corp., formerly a Georgia corporation and a wholly owned subsidiary of the Registrant ("Georgia Sub"), and Turner Broadcasting System, Inc., a Georgia corporation
("TBS"), among other things: (a) Delaware Sub was merged into Old
Time Warner, (b) each outstanding share of Common Stock, par value
$1.00 per share, of Old Time Warner, other than shares held directly or indirectly by Old Time Warner, was converted into one share share of Common Stock, par value $.01 per share, of the Registrant, (c) Georgia Sub was merged into TBS (collectively, with (a), the "Mergers"), (d) the outstanding capital stock of TBS, other than shares held directly or indirectly by Old Time Warner or the Registrant or in the treasury of TBS, was converted into the right to receive the Registrant's Common Stock, (e) each of Old Time Warner and TBS became a wholly owned subsidiary of the Registrant and (f) the Registrant was renamed "Time Warner Inc."

          Prior to the Mergers, shares of Old Time Warner Common Stock to be issued in connection with the Plan were registered by Old Time Warner under Registration Statements or Post-Effective Amendments to Registration Statements on Form S-16 or Form S-3, Registration Nos. 2-75960 and 33-58262.

          As of the effective time of the Mergers, the Registrant has assumed the obligations of Old Time Warner under the Plan, and Common Stock of the Registrant will be issued under the Plan. This Registration Statement relates only to the Common Stock issuable pursuant to the terms of the Plan.

Prospectus
---------------------------------------------------------------------------

                          Time Warner Inc.

         Dividend Reinvestment and Stock Purchase Plan

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Time Warner Inc. (the "Company") provides holders of record of shares of the Company's common stock, par value $.01 per share, and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share (collectively, the "Common Stock"), with a convenient and economical way to purchase additional shares of Common Stock without fees of any kind, and in the case of reinvested dividends to make such purchases at a 5% discount from the market price of the Common Stock (determined as set forth in Question 12). Any holder of record of shares of Common Stock is eligible to participate in the Plan.

     A participant may elect to invest in Common Stock under the Plan in the following ways:

      . Full Dividend Reinvestment -- reinvesting dividends on all shares of Common Stock held by the participant. Participants may also make optional cash payments of no less than $25 per investment up to $10,000 in the aggregate in each calendar quarter for the purchase of Common Stock at its market price.

     . Partial Dividend Reinvestment -- reinvesting dividends on less than all shares of Common Stock held by the participant while continuing to receive cash dividends on the remaining shares. Participants may also make optional cash payments of no less than $25 per investment up to $10,000 in the aggregate in each calendar quarter for the purchase of Common Stock at its market price.

     . Optional Cash Payments -- making optional cash payments of no less than $25 per investment up to $10,000 in the aggregate in each calendar quarter for the purchase of Common Stock at its market price, whether or not any dividends on shares of Common Stock held by the participant are being reinvested.

     Shares of Common Stock purchased under the Plan will be purchased either directly from the Company or in the open market. Cash dividends on shares of Common Stock held in a participant's account under the Plan are always automatically reinvested to purchase additional shares of Common Stock regardless of which investment option is selected.

     The purchase price of each share of Common Stock purchased with reinvested dividends will be 95% of the market price for the relevant date of investment. (See Question 12.) The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of such market price.

     The Common Stock is listed on the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Incorporated. The closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on October 21, 1996 was $40 1/8 per share.

     This Prospectus relates to up to 1,300,766 shares of Common Stock registered for sale under the Plan. Such shares may be either authorized but unissued shares or shares reacquired and held in the Company's treasury. Common Stock may also be purchased in the open market. This Prospectus also covers an indeterminate number of shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

     It is suggested that this Prospectus be retained for future reference.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 22, 1996.

                         TABLE OF CONTENTS
                                                                   Page

Available Information........................................         4
The Company..................................................         5
The Plan.....................................................         5
   Purpose and Advantages....................................         5
   Administration............................................         7
   Participation.............................................         7
   Costs.....................................................         10
   Purchases.................................................         10
   Optional Cash Payments.................... ...............         11
   Reports to Participants...................................         12
   Dividends on Fractions of Shares..........................         13
   Issuance of Certificates for Common Stock.................         13
   Termination of Participation..............................         15
   Safekeeping...............................................         16
   Other Information.........................................         16
   Taxes.....................................................         18
Use of Proceeds..............................................         20
Documents Incorporated by Reference..........................         20
Legal Matters................................................         21
Experts......................................................         21
Indemnification..............................................         22

     This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

     No person has been authorized to give any information or to make any representations other than as contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, on the written or oral request of any such person directed to the Shareholder Relations Department, Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, telephone
(212) 484-6971, a copy of any and all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street (Suite
1400), Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or on the Commission's web
site: http://www.sec.gov.   In addition, such reports, proxy statements and
other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104, on which the Common Stock is listed.


                             THE COMPANY

     On October 10, 1996, the combination of Time Warner Inc. and Turner Broadcasting System, Inc. ("TBS") was completed. In connection with this combination, Time Warner changed its name to Time Warner Companies, Inc. ("Old Time Warner"), each of Old Time Warner and TBS became a wholly owned subsidiary of a new holding company named Time Warner Inc. (the "Company") and each outstanding share of common stock, par value $1.00 per share, of Old Time Warner, other than shares held directly or indirectly by Old Time Warner, was converted into one share of Common Stock, par value $.01 per share, of the Company. In addition, the outstanding capital stock of TBS, other than shares held directly or indirectly by Old Time Warner or the Company or in the treasury of TBS, was converted into the right to receive shares of the Company's Common Stock.

     As a result of the combination, the Company is the world's largest media and entertainment company. Its businesses are carried on in four fundamental areas: Entertainment, consisting principally of interests in recorded music and music publishing, filmed entertainment, broadcasting and theme parks; Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Cable, consisting principally of interests in cable television systems. Substantially all of the Company's interests in filmed entertainment, broadcasting and theme parks, most of its interests in cable television systems and a substantial portion of its interests in cable television programming are held through Time Warner Entertainment Company, L.P. ("TWE"), a Delaware limited partnership in which the Company has a majority interest.

     The Company's principal executive offices are located at 75
Rockefeller Plaza, New York, New York 10019, telephone number (212)
484-8000.

                                THE PLAN

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan, as amended, effective October 11, 1996.

PURPOSE AND ADVANTAGES

1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of shares of Common Stock with a simple and convenient method of investing cash dividends on Common Stock and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions, service charges or other fees.

     Each participant in the Plan who has elected to have his or her cash dividends reinvested will be deemed to have applied such cash dividends to the purchase of additional shares of Common Stock pursuant to the Plan. To the extent that such additional shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes, including working capital. The Plan offers eligible holders a convenient opportunity for long-term investment. The Plan is not intended to provide a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. Accordingly, the Company reserves the right to modify, suspend or terminate participation by certain otherwise eligible holders in the purchase price discount feature of the Plan, or otherwise, in order to eliminate such practices.

2.  What are the advantages of the Plan?

     A participant in the Plan may (a) have cash dividends on all of his or her shares of Common Stock automatically reinvested in Common Stock or (b) have cash dividends on a portion of his or her shares of Common Stock automatically reinvested in Common Stock or (c) whether or not a holder of Common Stock has elected to have any cash dividends automatically reinvested, invest in additional shares of Common Stock by making optional cash payments of no less than $25 per investment up to a maximum of $10,000 in the aggregate in each calendar quarter.

     - Discount. The purchase price of shares of Common Stock purchased with reinvested dividends will be 95% of the market price as more fully explained in Question 12 below. The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of such market price. No brokerage commissions, service charges or other fees are paid by a participant in connection with purchases under the Plan.

     - Full Investment. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant's account. Further, dividends in respect of such fractions, as well as whole shares, will be reinvested in additional shares of Common Stock that will also be purchased at a 5% discount from the market price and will be credited to a participant's account.

     - Safekeeping. A participant avoids the need for safekeeping of certificates for shares of Common Stock credited to his or her account under the Plan because they are held by the Plan. In addition, participants may deposit for safekeeping in their Plan account any stock certificates for Common Stock registered in their names through the free custodial service described in Question 26. Dividends on such shares deposited for safekeeping under the Plan will also be reinvested. (See Questions 26 and 27.) By making such a deposit, participants are relieved of the responsibility for loss, theft or destruction of the certificates.

     - Record-keeping. Regular statements of account will be mailed to each participant in the Plan as soon as practicable after each purchase of Common Stock under the Plan. Such statements will show the date of the investment, the amounts invested, the purchase price, the number and the market value of shares of Common Stock purchased and the number of shares of Common Stock in the participant's account, thus providing simplified record-keeping.

ADMINISTRATION

3. Who administers the Plan for participants?

     The Chase Manhattan Bank (formerly, Chemical Bank) ("Chase") has been designated by the Company as its agent under the Plan and ChaseMellon Shareholder Services, L.L.C., the transfer agent for the Common Stock (the "Plan Administrator"), administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Plan Administrator will hold for safekeeping shares of Common Stock purchased for, or deposited for safekeeping by, each participant until termination of participation in the Plan or receipt of a written request from a participant for the issuance of a certificate for all or a portion of such shares. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of one of its nominees and will be credited to the account of each participant. As the record holder of shares of Common Stock held for participants under the Plan, the Plan Administrator will receive dividends on such shares of Common Stock, will credit such dividends to each participant's account on the basis of full and fractional shares held in each account, and will automatically reinvest such dividends in additional shares of Common Stock. In the event that the Plan Administrator should resign or otherwise cease to act as agent, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

     The Plan Administrator also serves as dividend disbursing agent, principal transfer agent and registrar of the Common Stock and Chase is a participating lender to the Company under certain of the Company's credit facilities.

     The Plan Administrator may be contacted by mail at:

          ChaseMellon Shareholder Services, L.L.C.
          Dividend Reinvestment Dept.
          P.O. Box 476
          Washington Bridge Station
          New York, NY 10033

     Telephone inquiries may be made to the Plan Administrator at 1-800-279-1238.

     Please mention Time Warner Inc. in all correspondence.

PARTICIPATION

4.  Who is eligible to participate?

     All record holders of shares of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan any stockholder whose shares are registered in a name other than his or her own (e.g., in the name of a broker or bank nominee) must become a stockholder of record by having shares which are to be subject to the Plan transferred into his or her own name.

     Stockholders who are participants in the Plan on the date of this Prospectus will automatically remain enrolled in the Plan. Stockholders who have not yet elected to participate in the Plan should simply complete and sign the Enrollment and Authorization Card referred to below and return it to the Plan Administrator. A participant may change his or her investment authorization by written notice to the Plan Administrator at the address set forth in Question 3. Where the stock is registered in more than one name (i.e., joint tenant, trustees, etc.), all registered holders must sign.

5.  How does an eligible stockholder join the Plan?

     A holder of record of shares of Common Stock may join the Plan by completing and signing an Enrollment and Authorization Card and returning it to the Plan Administrator. A postage-paid envelope is provided with the Enrollment and Authorization Card for this purpose. Enrollment and Authorization Cards may be obtained at any time by written request to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention:
Shareholder Relations Department, or to the Plan Administrator, at the address set forth in Question 3.

6. Must a stockholder submit his or her certificates for Common Stock to the Plan Administrator in order to participate in the Plan?

     No. A participant should retain the stock certificates registered in his or her name and indicate on the Enrollment and Authorization Card whether the dividends on all or some number of such shares should be reinvested in shares of Common Stock. Of course, if the participant wishes to take advantage of the Plan's safekeeping feature, stock certificates for Common Stock may be sent to the Plan Administrator as set forth in Question
26. All shares of Common Stock purchased under the Plan will be held by the Plan for the account of the participant, until withdrawn by the participant.

7.  When may an eligible stockholder join the Plan?

     An eligible stockholder may join the Plan at any time and investments will be made on his or her behalf as follows:

          If an Enrollment and Authorization Card requesting reinvestment of Common Stock dividends is received by the Plan Administrator on or prior to the record date established for a particular Common Stock dividend, reinvestment will begin with that dividend payment date. Dividend record dates for the Common Stock in 1996 (and the related payment dates) were or are anticipated to be as follows:

               Record Date                   Payment Date

               March 1, 1996                 March 15, 1996
               June 3, 1996                  June 17, 1996
               September 3, 1996             September 16, 1996
               December 2, 1996              December 16, 1996

          It is anticipated that dividend record dates and payment dates for the Common Stock in the future will be at approximately the same times of the year as they currently are scheduled to occur.

          If an Enrollment and Authorization Card is received by the Plan Administrator after the record date established for a particular Common Stock dividend, reinvestment of dividends will begin with the dividend payment date immediately following the next dividend record date, if such stockholder is still a holder of record.

     All optional cash payments received prior to an Investment Date (as defined in Question 11) will be invested for that Investment Date. Such payments received on or after an Investment Date will be invested for the next succeeding Investment Date. (See Questions 11 and 14 through 17.)

8.  What does the Enrollment and Authorization Card provide?

     The Enrollment and Authorization Card provides for the purchase of additional shares of Common Stock through the following investment options:

     A. "FULL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan all of the participant's cash dividends on all shares of Common Stock then or subsequently registered in his or her name, and which permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $10,000 per quarter, for the purchase of additional shares of Common Stock in accordance with the Plan.

     B. "PARTIAL DIVIDEND REINVESTMENT", which directs the Company to pay the Plan Administrator for reinvestment in accordance with the Plan cash dividends on less than all shares of Common Stock then registered in the participant's name while continuing to pay the participant cash dividends on the remaining shares of Common Stock. This option also permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $10,000 per quarter, for the purchase of additional shares of Common Stock in accordance with the Plan.

     C. "OPTIONAL CASH PAYMENTS", which permits the participant to make optional cash payments of not less than $25 per investment up to an aggregate of $10,000 per quarter for the purchase of additional shares of Common Stock in accordance with the Plan.

     Regardless of the option selected, all cash dividends on shares of Common Stock credited to a participant's account as a result of reinvestment of dividends, shares purchased with optional cash payments under the Plan and shares held under the safekeeping deposit feature will be automatically reinvested in accordance with the Plan. A participant may change his or her election by written notice to the Plan Administrator at the address set forth in Question 3.

     The Enrollment and Authorization Card also appoints the Plan
Administrator agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments a participant might make to the purchase of shares of Common Stock in accordance with the terms of the Plan.

COSTS

9. Are there any costs to participants in connection with purchases under the Plan?

     No. All costs of administration of the Plan are paid by the Company. There are no brokerage commissions, service charges or other fees charged to participants in connection with the purchase of shares of Common Stock under the Plan. However, if a participant asks the Plan Administrator to sell shares of Common Stock held in his or her account under the Plan, any brokerage commissions paid in connection with such sale will be charged to such participant along with a $5.00 service charge. (See Question 25.)

PURCHASES

10.  What is the source of Common Stock purchased under the Plan?

     Shares of Common Stock will be purchased, at the Company's discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market, or by combination of the foregoing.

11.  When will shares be purchased under the Plan?

     In a month in which a regular dividend is paid on the Common Stock, the investment date for the regular dividend on the Common Stock and any optional cash payments is the dividend payment date; but in a month in which a dividend payment date for Common Stock does not occur, the investment date for optional cash payments is the 15th day of such month (each, an "Investment Date"). In any case, if an Investment Date falls on a day that is not a trading day, the investment date is deemed to be the prior trading day.

     Purchases of Common Stock from the Company will be made on the relevant Investment Date. Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as the Plan Administrator may agree to. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

     In general, shares of Common Stock purchased with optional cash payments sufficiently in advance of the record date for Common Stock dividends in any quarter will be entitled to that quarter's dividend.

12. What will be the price of shares of Common Stock purchased under the Plan?

     The purchase price of each share of Common Stock purchased by a participant in the Plan with reinvested dividends will be 95% of the market price (determined as described below). The purchase price of shares purchased with optional cash payments will be 100% of such market price. Such purchase prices per share are hereinafter referred to as the "Purchase Price". In the case of shares of Common Stock purchased from the Company, the "market price" is the average of the high and low sales prices of a share of Common Stock as quoted on the New York Stock Exchange Composite Tape for the Investment Date. If there is no trading in the shares of Common Stock on the New York Stock Exchange for a substantial amount of time during any Investment Date, the market price will be determined by the Company on the basis of such market quotations as it shall deem appropriate. In the case of purchases of Common Stock on the open market, the "market price" will be the weighted average purchase price of shares purchased for the relevant Investment Date.

13.  How many shares of Common Stock will be purchased for participants?

     The number of shares of Common Stock to be purchased depends on the amount of a participant's reinvested dividends and any optional cash payments and the Purchase Price of the shares. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

OPTIONAL CASH PAYMENTS

14.  How does the cash payment option work?

     Optional cash payments received from a participant prior to an Investment Date will be applied by the Plan Administrator to the purchase of additional shares of Common Stock on such Investment Date if Common Stock is purchased from the Company and as soon as practicable (as explained in Question 11) after such Investment Date if Common Stock is purchased on the open market. If such cash payments are received on or after the Investment Date, the optional cash payments will be invested by the Plan Administrator for the next succeeding Investment Date. Such purchases will be made at 100% of the market price described in Question 12.

     All cash dividends payable on shares of Common Stock credited to the account of a participant under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments or such shares are held under the safekeeping deposit feature, will be automatically reinvested in additional shares at 95% of the applicable market price. (See Question 12.)

15.  How may optional cash payments be made?

     An initial optional cash payment may be made by a registered holder of Common Stock when enrolling in the Plan by enclosing a check or money order payable to the "ChaseMellon Shareholder Services -- Time Warner Inc." with the Enrollment and Authorization Card and returning them to the Plan Administrator at the address set forth in Question 3. After enrolling, optional cash payments may be made through the use of a cash payment form which will be attached to a participant's statement of account. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment in any month. (See Question 8.)

     Each optional cash payment made by a participant must be at least $25, and the sum of all such payments cannot exceed $10,000 for any calendar quarter. All purchases made with optional cash payments will appear on the statement of account sent to each participant following such purchases of shares of Common Stock under the Plan.

16. When will optional cash payments received by the Plan Administrator be invested?

     Optional cash payments will be invested once each month on the Investment Date. (See Questions 11 and 14.) Under no circumstances will interest be paid on optional cash payments. Participants are therefore advised to transmit their optional cash payments so as to be received by the Plan Administrator as close as possible but prior to the Investment Date for that month.

17.  Under what circumstances will optional cash payments be returned?

     Optional cash payments received by the Plan Administrator prior to any Investment Date will be returned to the participant upon written request received by the Plan Administrator at least two business days prior to such Investment Date. Any optional payments in excess of the $10,000 limit for each calendar quarter will be returned.

REPORTS TO PARTICIPANTS

18.  What kinds of reports will be sent to participants in the Plan?

     As soon as practicable after each Investment Date on which shares of Common Stock have been purchased for a participant's Plan account, a statement of account will be mailed to such participant by the Plan Administrator. Each statement of account received by a participant will be cumulative for each calendar year. The statement is a participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, each participant will receive copies of communications sent to holders of the Common Stock generally, including the Company's Quarterly Reports to Shareholders, Annual Reports to Shareholders, Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

DIVIDENDS ON FRACTIONS OF SHARES

19.  Will participants be credited with dividends on fractions of shares?

     Yes. Dividends with respect to fractions of shares of Common Stock held under the Plan, as well as whole shares of Common Stock, will be credited to the participant's account and will be reinvested in additional shares.

ISSUANCE OF CERTIFICATES FOR COMMON STOCK

20.  Will certificates be issued for shares of Common Stock purchased?

     No certificate will be issued to a participant for shares of Common Stock credited to his or her account unless he or she so requests of the Plan Administrator in writing, or until his or her account is terminated.

     The number of such shares of Common Stock credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

     At any time, a participant may request in writing that the Plan Administrator send him or her a certificate for all or a portion of the whole shares of Common Stock credited to his or her account as described in Question 21. Any remaining whole shares and any fractions of a share will continue to be credited to the participant's account. (See Question 22.)

     Shares of Common Stock credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his or her name.

     Certificates for fractions of a share will not be issued to participants under any circumstances. (See Questions 21 and 25.)

     An institution that is required by law to maintain physical possession of certificates may request the issuance of certificates for whole shares purchased under the Plan. This request should be mailed to the Plan Administrator at the address set forth in Question 3.

21.  Can a participant withdraw shares of Common Stock held under the Plan?

     Yes. Certificates for any number of whole shares held in the participant's account under the Plan will be issued upon receipt by the Plan Administrator of a written request signed by the participant, specifying the number of whole shares to be withdrawn. This request should be sent to the Plan Administrator at the address set forth in Question 3 and should contain a reference to Time Warner Inc. Depending on the participant's authorization, the dividends on these withdrawn shares may continue to be reinvested pursuant to the Plan. (See Question 22.)

22. Will dividends on shares of Common Stock withdrawn from the Plan continue to be reinvested?

     If the participant has authorized "Full Dividend Reinvestment", cash dividends with respect to shares of Common Stock withdrawn from a participant's account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares of Common Stock registered in a participant's name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the participant on the Enrollment and Authorization Card unless a new Enrollment and Authorization Card specifying a different number of shares is delivered.

23. What happens when a participant sells or transfers all or a portion of the shares of Common Stock registered in his or her name?

     Even if a participant disposes of all of the shares of Common Stock registered in his or her name, the Plan Administrator will continue to reinvest the dividends on the shares of Common Stock that remain credited to his or her account under the Plan, until a written request for withdrawal from the Plan is received from the participant. (See Question 25.)

     If a participant who is reinvesting the cash dividends on part of the shares of Common Stock registered in his or her name disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares up to the number of shares of Common Stock originally specified in the Enrollment and Authorization Card.

     For example, if a participant authorized the Plan Administrator to reinvest the cash dividends on 50 shares of Common Stock out of a total of 100 shares registered in his or her name, and then the participant disposed of 25 shares, the Plan Administrator would continue to reinvest the cash dividends on 50 of the remaining shares. Alternatively, if the participant disposed of 75 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends on all of the remaining 25 shares.

24. In whose name will certificates be registered when issued to participants?

     Stockholder accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Accordingly, certificates for whole shares of Common Stock will be similarly registered when issued. Should a participant want such shares registered in any name other than that of the holder of record participating in the Plan, he or she must indicate such name in his or her request. In the event of such re-registration, a participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements. In addition, federal backup withholding of 31% may apply to dividends subsequently paid on such re-registered shares unless the taxpayer identification number of the person in whose name such shares are registered is provided to the Plan Administrator. (See Question 34.)

TERMINATION OF PARTICIPATION

25. How may a participant withdraw from and cease participation in the Plan?

     A participant may withdraw from participation in the Plan at any time.

     In order to withdraw from the Plan entirely, a participant must notify the Plan Administrator in writing that he or she wishes to withdraw. Such notice should be forwarded to the Plan Administrator at the address set forth in Question 3. When a participant withdraws from the Plan or upon termination of the Plan by the Company, a certificate for the number of whole shares of Common Stock credited to his or her account under the Plan will be issued and a cash payment will be made for any fractions of a share. Such cash payment will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax. Federal backup withholding of 31% may apply to any such cash payments from the Plan. (See Question 34.)

     If the request to withdraw and cease participation is received by the Plan Administrator prior to the record date for a dividend, the withdrawal will be processed promptly following receipt of the request.

     If the request to withdraw and cease participation is received by the Plan Administrator on or after the record date for a dividend payment, such request may not become effective until any cash dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Plan Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating participant. Any optional cash payment that a participant has sent to the Plan Administrator prior to the request for withdrawal will be invested in Common Stock unless such participant expressly requests, in the request for withdrawal, that the Plan Administrator return such optional cash payment and such request for withdrawal is received at least two business days prior to the Investment Date. The request for withdrawal will then be processed as promptly as possible following such Investment Date.

     After a participant ceases to participate in the Plan, all subsequent dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan, which he or she may do at any time by requesting an Enrollment and Authorization Card from the Plan Administrator or from the Company.

     In his or her written request for withdrawal of shares from the Plan, a participant may also request that all or a portion of the whole shares of Common Stock credited to his or her account be sold. If he or she requests such sale, the sale will be made by the Plan Administrator as promptly as possible after processing the request for withdrawal. Subject to the applicability of federal backup withholding, the participant will receive the proceeds from such sale, less any brokerage fees or commissions, a $5.00 service fee, any other costs of sale and any applicable transfer tax.

SAFEKEEPING

26. How does a participant deposit shares of Common Stock for safekeeping under the Plan?

     A participant may deposit with the Plan Administrator any Common Stock certificates registered in his or her name for safekeeping under the Plan. There is no charge for this custodial service and by having the Plan Administrator hold such certificates, a participant is relieved of the responsibility for loss, theft or destruction of any such certificates. Dividends paid on shares of Common Stock held for safekeeping by the Plan Administrator will be reinvested in shares of Common Stock pursuant to the Plan.

     Participants who wish to deposit their Common Stock certificates with the Plan Administrator for safekeeping under the Plan should send their certificates (which need not be endorsed) to the Plan Administrator at the address set forth in Question 3. Because the participant bears the risk of loss in sending Common Stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested and properly insured. Whenever certificates are issued to a participant either upon request for withdrawal or termination of participation, new, differently numbered certificates will be issued.

27. May a participant request that his or her shares of Common Stock be deposited for safekeeping under the Plan without having the dividends thereon reinvested?

     No. All dividends paid on Common Stock held by the Plan Administrator for safekeeping under the Plan will be reinvested in additional shares of Common Stock until such Common Stock is withdrawn from participation in the Plan.

OTHER INFORMATION

28. If the Company has a rights offering, how will the rights on the shares of Common Stock held under the Plan be handled?

     If a participant is entitled to participate in a rights offering, he or she will receive rights certificates for only the number of whole shares of Common Stock held for his or her account under the Plan.

29. What happens if the Company splits its stock or declares a dividend or other distribution payable in stock or other noncash assets?

     Any dividend payable in Common Stock or split shares of Common Stock distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Any dividend or other distribution payable in stock other than Common Stock and all other noncash dividends distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be mailed directly to such participants in the same manner as to stockholders who are not participating in the Plan. Of course, all stock dividends, split shares and other noncash distributions made on shares of Common Stock registered in the name of the participant and not held by the Plan will also be mailed directly to the participant.

30. How will a participant's shares of Common Stock held in the Plan be voted at stockholders' meetings?

     Shares of Common Stock held by the Plan Administrator under the Plan for a participant will be voted as the participant directs in a proxy card provided for that purpose. A proxy card will be sent to each participant in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares of Common Stock registered in the participant's own name, if any, as well as to all shares credited to the participant's account under the Plan. The Plan Administrator will aggregate the participants' shares voting in a certain way on each matter presented to the stockholders and, after completing such aggregation, any fractions of a share will not be voted.

31.  What are the responsibilities of the Company and the Plan
     Administrator under the Plan?

     The Company, Chase and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to the prices at which shares of Common Stock are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the Common Stock.

     The participant should recognize that none of the Company, Chase or the Plan Administrator can assure him or her of a profit or protect the participant against a loss on the Common Stock purchased by him or her under the Plan.

32.  May the Plan be changed or discontinued?

     Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any designated committee thereof may amend, suspend, modify or terminate the Plan at any time (including the period between a record date and a dividend payment date). Notice of any such amendment, suspension, modification or termination will be sent to all participants. Upon a termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fractions of a share credited to a participant's account. Such cash payment may be subject to backup withholding and will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax.

TAXES

33. What are the federal income tax consequences of participation in the Plan?

     Reinvested Dividends. In the case of shares of Common Stock purchased directly from the Company with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the number of shares of Common Stock so purchased multiplied by the fair market value (as defined below) on the Investment Date of the shares so acquired. The participant's basis in such shares will also equal the fair market value of the shares on the relevant Investment Date.

     Alternatively, when the Plan Administrator purchases shares of Common Stock on the open market with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the actual purchase price to the Plan Administrator of the shares so acquired plus that portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will equal their actual purchase price to the Plan Administrator plus allocable brokerage commissions.

     For purposes of this Question, the "fair market value" of shares on the Investment Date will be determined under applicable Internal Revenue Service regulations. Under those regulations, if the Common Stock trades on the Investment Date, the fair market value is the average of the high and low sales prices as reported on the New York Stock Exchange Composite Tape for that date; if the Common Stock does not trade on that date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the Investment Date.

     Optional Cash Payments. In the case of shares of Common Stock purchased on the open market with optional cash payments, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares plus allocable brokerage commissions.

     In the case of shares of Common Stock purchased directly from the Company with optional cash payments, a participant will not be treated as having received any taxable dividend. The participant's basis in such shares will be the actual purchase price to the Plan Administrator of such shares.

     Receipt or Disposition of Shares. A participant will not realize any taxable income when he or she receives a certificate for whole shares of Common Stock credited to his or her account, either upon his or her request for a certificate for certain of such shares or upon withdrawal from or termination of the Plan.

     A participant will realize gain or loss when shares of Common Stock are sold or exchanged, whether such sale or exchange is pursuant to his or her request upon his or her withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. In the case of fractions of a share, a participant will realize gain or loss when he or she receives a cash payment for such fractions of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount which the participant receives for such whole shares or fractions of a share and the tax basis thereof. The holding period of Common Stock credited to a participant's account will begin on the day following the date of purchase.

     Additional Information. An information statement (on Form 1099) will be sent to each participant and to the Internal Revenue Service at year-end showing the amounts taxable to the participant during the year.

     All participants are urged to consult their own tax advisors to determine the particular tax consequences, including consequences under state and local tax laws, which may result from their participation in the Plan and the subsequent disposal by them of shares of Common Stock purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

34. How are federal backup withholding provisions applied to participants in the Plan?

     Under the federal income tax law, each participant in the Plan is required to provide his or her correct taxpayer identification number to the Plan Administrator. For an individual, the taxpayer identification number is his or her social security number. If the correct number is not provided, dividends paid on shares of Common Stock held for a participant under the Plan and dividends paid on shares of Common Stock held by a participant (including dividends paid into the Plan and including any deemed dividends resulting from the payment of brokerage fees by the Company) may be subject to backup withholding. In addition, cash distributions from the Plan as described in Questions 25 and 32 may be subject to backup withholding.

     If backup withholding applies, 31% of any such dividends or payments is required to be withheld. Exempt participants (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order to qualify as exempt, a foreign individual must submit a statement attesting to that individual's exempt status.

     Forms for certifying a participant's taxpayer identification number and for establishing the exemption of a foreign participant as well as additional information concerning the requirements for certification may be obtained by writing the Plan Administrator at the address set forth in Question 3 or by calling the Plan Administrator at 1-800-279-1238.


                                 USE OF PROCEEDS

     The Company does not know the number of shares of Common Stock that ultimately will be sold under the Plan, or the prices thereof, but the Company intends to use the proceeds it receives from its sales of Common Stock for general corporate purposes, including working capital. The Company is unable to estimate the amount of the proceeds which will be devoted to any specific purposes.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Company (File No.1-12259) and by Old Time Warner (File No. 1-8637) pursuant to the Exchange Act, or as otherwise indicated, are incorporated by reference in this Prospectus:

          1. Old Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Old Time Warner's Form 10-K/A dated June 27, 1996 (the "1995 Form 10-K");

          2. Old Time Warner's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

          3. Old Time Warner's Current Reports on Form 8-K dated January 4, 1996, March 22, 1996, March 25, 1996, April 2, 1996,
               April 4, 1996, April 11, 1996, May 15, 1996, August 6, 1996,
               August 14, 1996, September 6, 1996, and September 12, 1996;

          4.   The Company's Current Report on Form 8-K dated October 11,
               1996;

          5. The Joint Proxy Statement/Prospectus dated September 6, 1996 filed by the Company as part of its Registration Statement on Form S-4 (Registration No. 333-11471) (the "S-4 Registration Statement"), as filed with the Commission on September 6, 1996 pursuant to the Securities Act of 1933, as amended; and

          6.   The description of the Company's Common Stock contained in
               Item 4 of its Registration Statement on Form 8-B, as filed with the Commission on October 2, 1996 pursuant to Section 12(b) of the Exchange Act.

     All documents and reports subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement, of which this Prospectus forms a part, which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              LEGAL MATTERS

     Legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Thomas W. McEnerney, Esq., Vice President and Associate General Counsel of the Company, 75 Rockefeller Plaza, New York, New York 10019. Mr. McEnerney beneficially owns less than
 .1% of the Common Stock of the Company.

                                 EXPERTS

     The consolidated financial statements and schedules of Old Time Warner and TWE appearing in the 1995 Form 10-K, the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, and the consolidated financial statements and schedule of Cablevision Industries Corporation as of December 31, 1995, and for the year then ended, which are incorporated herein by reference to the Joint Proxy Statement/Prospectus included as part of the S-4 Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries as of July 31, 1994 and 1993, and for each of the three years in the period ended July 31, 1994, and the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are incorporated herein by reference to the Joint Proxy Statement/ Prospectus included as part of the S-4 Registration Statement, have been audited by Ernst & Young LLP, independent auditors, set forth in their reports thereon included therein and incorporated herein by reference.
Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paragon Communications as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are incorporated herein by reference to the 1995 Form 10-K, and the consolidated financial statements of Turner Broadcasting System, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which are incorporated herein by reference to the Joint Proxy Statement/Prospectus included as part of the S-4 Registration Statement, have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cablevision Industries Corporation as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, which are incorporated herein by reference to the Joint Proxy Statement/Prospectus included as part of the S-4 Registration Statement, have been audited by Arthur Andersen LLP, Independent Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of KBLCOM Incorporated as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are incorporated herein by reference to the Joint Proxy Statement/Prospectus included as part of the S-4 Registration Statement, have been audited by Deloitte & Touche LLP, Independent Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             INDEMNIFICATION

     The following is a brief summary of certain indemnification provisions of the Company's By-laws, the General Corporation Law of the State of Delaware and the liability and reimbursement insurance policy covering members of the Board of Directors and officers of the Company. This summary is qualified in its entirety by reference to the text thereof.

     The Company's By-laws provide for indemnification by the Company, to the fullest extent authorized by law, of any person who is or was a director or officer of the Company and who is or was, or is threatened to be, involved in any manner in any civil or criminal proceedings by reason of the fact that such person is or was a director, officer, employee or agent of the Company or was serving as a director, officer, employee or agent of another entity at the request of the Company except that such indemnification does not apply to a director or officer of the Company with respect to a proceeding that was commenced by such director or officer unless the proceeding was commenced after a "change in control", as defined in the By-laws. Such indemnification would include liabilities arising under the Securities Act of 1933, as amended ("Securities Act"). In general, Delaware law allows a corporation to indemnify its directors and officers if the director or officer acted in good faith and in a manner such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, the Company's Certificate of Incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by Delaware law. The Company also has a directors' and officers' liability and reimbursement insurance policy designed to reimburse the Company for certain payments made by it pursuant to such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     If any participant in the Plan misplaces or loses a copy of this Prospectus, the Company will promptly furnish, without charge, an additional copy of this Prospectus upon the written or oral request of such participant. Requests for such copies should be directed to the Shareholder Relations Department, Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, telephone (212) 484-6971.

                            PART II

            Information Not Required In The Prospectus

Item 14. Other Expenses of Issuance and Distribution.


          The expenses in connection with the issuance and distribution of the securities covered hereby, all payable by the Registrant, are estimated to be as follows:

          SEC Registration Fee. . . . . . . . . . . . .        $15,767
          Blue sky fees and expenses. . . . . . . . . .            600
          Accounting fees and expenses. . . . . . . . .          4,000
          Printing and engraving. . . . . . . . . . . .         13,000
          Transfer Agent's and Registrars' Fee. . . . .         31,000
            Miscellaneous . . . . . . . . . . . . . . .            500
           TOTAL. . . . . . . . . . . . . . . . . . . .        $64,867

Item 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation --a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1,
Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and
Section 1, Article X of such Restated Certificate of Incorporation, as applicable.

          The Registrant's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 16.  Exhibits.

          The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on October 22, 1996.


                                        TIME WARNER  INC.


                                        By /s/ Richard J. Bressler
                                        Name:  Richard J. Bressler
                                       Title:  Senior Vice President and
                                                Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on October 22, 1996 in the capacities indicated.


         Signature                      Title

(i) Principal Executive Officer:

              *                         Director, Chairman of the Board and
       (Gerald M. Levin)                 Chief Executive Officer


(ii) Principal Financial Officer:

/s/ Richard J. Bressler                 Senior Vice President and Chief
   (Richard J. Bressler)                 Financial Officer


(iii) Principal Accounting Officer:

/s/ John A. LaBarca                     Vice President and Controller
   (John A. LaBarca)

(iv) Directors:

              *
        (Merv Adelson)

              *
   (Lawrence B. Buttenwieser)

              *
   (Beverly Sills Greenough)

              *
       (Carla A. Hills)

              *
       (David T. Kearns)

              *
         (Reuben Mark)

              *
      (Michael A. Miles)

              *
      (J. Richard Munro)

              *
     (Richard D. Parsons)

              *
     (Donald S. Perkins)

              *
       (R. E. Turner)

              *
     (Raymond S. Troubh)

              *
   (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors

*By /s/ Peter R. Haje
       (Peter R. Haje)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
  dated as of October 10, 1996

                          EXHIBIT INDEX

Exhibit
Number                Description                                Page

2.1       Amended and Restated Agreement and Plan of
          Merger (the "Merger Agreement"), dated as of
          September 22, 1995, among Time Warner
          Companies, Inc. (formerly named Time Warner
          Inc.) ("Old Time Warner")), the Registrant, Time
          Warner Acquisition Corp., TW Acquisition Corp.
          and TBS (incorporated by reference to Appendix
          A-1(a) to the Joint Proxy Statement/Prospectus
          included as part of the Registrant's
          Registration Statement on Form S-4
          (Registration No. 333-11471) (the "S-4
          Registration Statement"); Exhibits A-1, A-2, B,
          C-1 and C-2 to the Merger Agreement are
          incorporated by reference to Exhibit 2(a) to
          the Current Report on Form 8-K dated November
          16, 1995 of Old Time Warner (File No. 1-8637)).          *

2.2       Amendment No. 1 dated as of August 8, 1996 to
          the Merger Agreement (incorporated by reference
          to Appendix A-1(b) to the Joint Proxy Statement
          /Prospectus included as part of the S-4 Registration
          Statement).                                              *

4.1       Restated Certificate of Incorporation of the
          Registrant (incorporated by reference to
          Exhibit 4.3 to the Registrant's Post-Effective
          Amendment No. 1 to the S-4 Registration
          Statement on a Registration Statement on Form
          S-8 (the "S-8 Registration Statement")).                 *

4.2       Certificate of Amendment of Restated
          Certificate of Incorporation of the Registrant
          (incorporated by reference to Exhibit 4.4 to
          the  S-8 Registration Statement).                        *

4.3       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series LMC Stock of the Registrant
          (incorporated by reference to Exhibit 4.5 to
          the S-8 Registration Statement).                        *

4.4       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series LMCN-V Stock of the
          Registrant (incorporated by reference to
          Exhibit 4.6 to the S-8 Registration Statement).         *

4.5       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series A Participating Cumulative
          Preferred Stock of the Registrant (incorporated
          by reference to Exhibit 4.7 to the S-8
          Registration Statement).                                *

4.6       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series D Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.8 to the S-8
          Registration Statement).                                *

4.7       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating, Optional
          or Other Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of Series E
          Convertible Preferred Stock of the Registrant
          (incorporated by reference to Exhibit 4.9 to the S-8
          Registration Statement).                                *

4.8       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series F Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.10 to the S-8
          Registration Statement).                                *

4.9       Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series G Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.11 to the S-8
          Registration Statement).                                *

4.10      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series H Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.12 to the S-8
          Registration Statement).                                *

4.11      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series I Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.13 to the S-8
          Registration Statement).                                *

4.12      Certificate of the Voting Powers, Designations,
          Preferences and Relative, Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of Series J Convertible Preferred
          Stock of the Registrant (incorporated by
          reference to Exhibit 4.14 to the S-8
          Registration Statement).                                *

4.13      Certificate of Voting Powers, Designations,
          Preferences and Relative Participating,
          Optional or Other Special Rights, and
          Qualifications, Limitations or Restrictions
          Thereof, of 10 1/4% Series M Exchangeable
          Preferred Stock of the Registrant (incorporated
          by reference to Exhibit 4.15 to the S-8
          Registration Statement).                                *

4.14      By-laws of the Registrant (incorporated by
          reference to Exhibit 4.16 to the S-8
          Registration Statement).                                *

4.15      Rights Agreement, between the Registrant and
          ChaseMellon Shareholder Services, L.L.C., as
          Rights Agent (incorporated by reference to
          Exhibit 4.17 to the S-8 Registration
          Statement).                                             *

4.16      Shareholder's Agreement (the "Shareholders'
          Agreement"), dated as of September 22, 1995,
          among Old Time Warner, R.E. Turner and certain
          associates and affiliates of R. E. Turner
          (incorporated by reference to Appendix A-3 to
          the Joint Proxy Statement/Prospectus included
          as part of the S-4 Registration Statement;
          Schedule 1 to the Shareholders' Agreement is
          incorporated by reference to Exhibit 10(a) to
          the Current Report on Form 8-K dated September
          22, 1995 of Old Time Warner (File No. 1-8637)).         *

5. Opinion of Thomas W. McEnerney, Esq. regarding the legality of the securities being registered.

23.1      Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Price Waterhouse LLP, independent accountants, with respect to Paragon
          Communications.

23.3 Consent of Price Waterhouse LLP, independent accountants, with respect to Turner Broadcasting
          System, Inc.

23.4      Consent of Arthur Andersen LLP, Independent Public
          Accountants.

23.5      Consent of Deloitte & Touche LLP, Independent Auditors.

23.6      Consent of Thomas W. McEnerney, Esq. (incorporated by
          reference to Exhibit 5).                                *

24        Powers of Attorney dated as of October 10, 1996
          (incorporated by reference to Exhibit 24 to the
          S-8 Registration Statement).                            *



*Incorporated by Reference